Registration No. 333-

================================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549
                                  ____________________
                                        FORM S-8
                                 REGISTRATION STATEMENT
                                          UNDER
                               THE SECURITIES ACT OF 1933
                                  ____________________

                                  LUMISYS INCORPORATED
                  (Exact name of registrant as specified in its charter)
        Delaware                                                 77-0133232
(State of Incorporation)                (I.R.S. Employer Identification No.)
                                  ____________________

                                  225 Humboldt Court
                                  Sunnyvale, CA 94089
                                  (408) 733-6565
                        (Address of  principal executive offices)
                                  ____________________
                           1998 NON-OFFICER STOCK OPTION PLAN
                               (Full title of the plans)
                                  ____________________
                                     Dean MacIntosh
                                Chief Financial Officer
                                  Lumisys Incorporated
                                   225 Humboldt Court
                                   Sunnyvale, CA 94089
                                     (408) 733-6565
                 (Name, address, including zip code, and telephone number,
                       including area code, of agent for service)
                                  ____________________
                                      Copies to:
                                Andrei M. Manoliu, Esq.
                                  Brett D. White, Esq.
                                   Cooley Godward llp
                                  Five Palo Alto Square
                                  3000 El Camino Real
                                Palo Alto, CA  94306-2155
                                     (650) 843-5000
                                  ____________________

                            CALCULATION OF REGISTRATION FEE

Title of          Amount      Proposed Maximum        Proposed       Amount of
Securities to      to be       Offering Price    Maximum Aggregate  Registration
be Registered    Registered     Per Share (1)    Offering Price (1)      Fee
--------------   ----------   ----------------  ------------------  ------------
Common Stock,      550,000          $3.28          $1,804,715         $501.71
$.001 par value

(1)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on February 24, 1999 as reported on the NASDAQ National Market System.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Lumisys Incorporated (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in in (a) above.

(c) The description of the Company's Common Stock which is contained in a registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                    INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California. Andrei M. Manoliu, a partner of Cooley Godward LLP, is the Secretary of the Company.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Act. The Company's Bylaws also provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent not prohibited by Delaware law.

The Company's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provisions do not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to be best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.


                                    EXHIBITS
Exhibit
Number
5.1     Opinion of Cooley Godward LLP

23.1    Consent of PricewaterhouseCoopers

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24      Power of Attorney is contained on the signature page.

99.1    1998 Non-Officer Stock Option Plan

                                   UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director,officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on February 26, 1999.

                                                    LUMISYS INCORPORATED

                                                    By:  /s/ Phillip Berman
                                                    -----------------------
                                                    Phillip Berman, M.D.
                                                    Chief Executive Officer and
                                                    President


                            POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phillip Berman and Dean MacIntosh, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign andy and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                          Title                          Date
---------------------            -----------------------      ------------------

/s/ Phillip Berman               Chief Executive Officer,     February 26, 1999
------------------------         President and Director
Phillip Berman, M.D.             (Principal Executive
                                 Officer)

/s/ Dean MacIntosh               Chief Financial Officer      February 26, 1999
------------------------         (Principal Financial
Dean MacIntosh                   Officer)

/s/ Douglas G. DeVivo            Director                     February 26, 1999
------------------------
Douglas G. DeVivo, Ph.D.

/s/ Craig Klosterman             Director                     February 26, 1999
------------------------
Craig Klosterman

/s/ C. Richard Kramlich          Director                     February 26, 1999
------------------------
C. Richard Kramlich

/s/ David I. Lapan               Director                     February 26, 1999
------------------------
David I. Lapan, M.D.

/s/ Bala Manian                  Director                     February 26, 1999
------------------------
Bala Manian, Ph.D.

/s/ Austin E. Vanchieri          Director                     February 26, 1999
------------------------
Austin E. Vanchieri



                            EXHIBIT INDEX

Exhibit                                                        Sequential
Number                      Description                        Page Number
------  -----------------------------------------------------  -----------
5.1     Opinion of Cooley Godward LLP

23.1    Consent of PricewaterhouseCoopers

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24      Power of Attorney is contained on the signature page.

99.1    1998 Non-Officer Stock Option Plan



Exhibit 5.1

February 26, 1999

Lumisys Incorporated
225 Humboldt Court
Sunnyvale, CA  94089

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Lumisys Incorporated (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 550,000 shares of the Company's Common Stock, $.001 par value, (the "Shares"), pursuant to its 1998 Non-Officer Stock Option Plan (the "Plan").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

Andrei M. Manoliu




EXHIBIT 23.1


                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29,
1998, which appears on page 19 of the 1997 Annual Report to Shareholders of Lumisys Incorporated on Form 10-K for the year ended December 31, 1997.


PricewaterhouseCoopers LLP
San Jose, California
February 26, 1999

                                                              EXHIBIT 99.1


                            Lumisys Incorporated
                     1998 Non-Officer Stock Option Plan

               Adopted by the Board of Directors on March 5, 1998

              Amended by the Board of Directors on October 7, 1998

1.  Purposes.

    (a) Eligible Option Recipients. The persons eligible to receive Options are the non-officer Employees and Consultants of the Company and its Affiliates.

    (b) Available Options. The purpose of the Plan is to provide a means by which eligible recipients of Options may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options.

    (c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Options, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.  Definitions.

    (a) "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

    (b)  "Board" means the Board of Directors of the Company.

    (c)  "Code" means the Internal Revenue Code of 1986, as amended.

    (d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c).

    (e)  "Common Stock" means the common stock of the Company.

    (f)  "Company" means Lumisys Incorporated, a Delaware corporation.

    (g) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services, provided that the term "Consultant" shall not include a Director.

    (h) "Continuous Service" means that the Optionholder's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Optionholder's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

    (i)  "Director" means a member of the Board of Directors of the Company.

    (j) "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

    (k) "Employee" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

    (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (m) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (1) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market System or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (2)In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

    (n) "Nonstatutory Stock Option" means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, and each other person who is an officer within the meaning of Rule 4460(i)(1) of the National Association of Securities Dealers, Inc. Manual or such other similar rule, regulation or requirement applicable to the Company in connection with the listing of the Common Stock for trading on an established stock exchange or other market.

    (p) "Option" means a Nonstatutory Stock Option granted pursuant to the Plan.

    (q) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

    (r) "Optionee" means a person to whom an Option is granted pursuant to the Plan.

    (s) "Optionholder" means a person who holds an outstanding Option granted under the Plan, including (as applicable) the Optionee's estate, person who acquired the right to exercise the Option by bequest or inheritance, or person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d).

    (t)  "Plan" means this Lumysis Incorporated 1998 Stock Option Plan.

    (u)  "Securities Act" means the Securities Act of 1933, as amended.

3.  Administration.

    (a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

    (b) Powers of Board. The board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

        (1) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an Option; and the number of shares with respect to which an Option shall be granted to each such person.

        (2) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

        (3)  To amend the Plan or an Option as provided in Section 11.

        (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

    (c) Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.  Shares Subject to the Plan.

    (a) Share Reserve. Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Options shall not exceed in the aggregate five hundred fifty thousand (550,000) shares of Common Stock.

   (b) Reversion of Shares to the Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Option shall revert to and again become available for issuance under the Plan. If any Common Stock acquired pursuant to the exercise of an Option shall for any reason be repurchased by the Company under an unvested share repurchase option provided under the Plan, the stock repurchased by the Company under such repurchase option shall not revert to and again become available for issuance under the Plan.

    (c) Source of Shares. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.  Eligibility.

Options may be granted only to Employees or Consultants who are not, at the time of such grants, (i) Directors or (ii) Officers.

6.  Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

    (a)  Term.  No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted, or such longer or shorter period as may be provided in the Option Agreement.

    (b) Exercise Price. The exercise price of each Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

    (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board, by delivery to the Company of other Common Stock, according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock) with the Optionholder or in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

    (d) Transferability. An Option shall be transferable to the extent provided in the Option Agreement. If the Option does not provide for transferability, then the Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing provisions of this subsection 6(d), the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

    (e) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments which may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

    (f) Termination of Continuous Service. In the event an Optionee's Continuous Service terminates (other than upon the Optionee's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionee's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after such termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

    (g) Extension of Termination Date. An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Service (other than upon the Optionee's death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

    (h) Disability of Optionee. In the event an Optionee's Continuous Service terminates as a result of the Optionee's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of such termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

    (i) Death of Optionee. In the event (i) an Optionee's Continuous Service terminates as a result of the Optionee's death or (ii) the Optionee dies within the period (if any) specified in the Option Agreement after the termination of the Optionee's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder but only within the period ending on the earlier of (1) the date eighteen
(18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

    (j) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionee's Continuous Service terminates to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option.
Any unvested shares so purchased may be subject to an unvested share repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.  Covenants of the Company.

    (a) Availability of Shares. During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

    (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8.  Use of Proceeds from Stock.

Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.  Miscellaneous.

    (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

    (b) Stockholder Rights. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

    (c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionee or Optionholder any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Option was granted (or to serve the Company in any other capacity) or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause or (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate.

    (d) Investment Assurances. The Company may require an Optionholder, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the stock subject to the Option for the Optionholder's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

    (e) Withholding Obligations. To the extent provided by the terms of an Option Agreement, the Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment;
(ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of stock under the Option; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

    (f) Repricing of Options. The Board or the Committee shall have the authority to effect, at any time and from time to time (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected Optionholders, the cancellation of any outstanding Options and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value.

10.  Adjustments upon Changes in Stock.

    (a) Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a), and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

    (b)  Change in Control.	In the event of:  (1) a dissolution,
liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to Options held by persons then performing services as Employees, Directors or Consultants, then such Options shall be terminated if not exercised prior to such event; provided, however, that the time during which such Options may be exercised may, at the discretion of the Board, be accelerated and the Options terminated if not exercised prior to such event.

11.  Amendment of the Plan and Options.

    (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan.

    (b) Stockholder Approval. The Board may, in its sole discretion, submit any amendment to the Plan for stockholder approval.

    (c) No Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

    (d) Amendment of Options. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless
(i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

12.  Termination or Suspension of the Plan.

    (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate when all shares of Common Stock reserved for issuance under the Plan have been issued and all such shares of Common Stock are no longer subject to any right of repurchase or reacquisition option in favor of the Company. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

    (b) No Impairment of Rights. Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the Optionholder.

13.  Effective Date of Plan.

The Plan shall become effective on the date it is adopted by the Board.